                                  EXHIBIT 11.1

                                  EXHIBIT 11.1


                                                                                YEAR ENDED DECEMBER 31,
                                                                                -----------------------
                                                                       1996              1995             1994
 Weighted average common and common equivalent shares
 outstanding during the period                                       9,532,671        5,485,763        4,712,776

 Effect of common stock issued and stock options and
 warrants granted subsequent to April 12, 1995 computed
 in accordance with the treasury stock method as required
 by the SEC (2)                                                        212,832        1,786,180        2,001,153
                                                                   -----------------------------------------------

 Total common and common equivalent shares                           9,745,503        7,721,943        6,713,929
                                                                   ===============================================

 Net loss                                                           (4,769,832)      (7,708,219)      (5,114,456)
                                                                   ===============================================

 Net loss per share                                                      (0.49)           (1.06)           (0.76)
                                                                   ===============================================



1. All share information have been adjusted to reflect a two-for-three reverse stock split.

2. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common and Preferred Stock issued and stock options and warrants grants at prices below the initial public offering price of $15.00 per share during the 12-month period immediately preceding the initial filing date of the Company's registration Statement for its initial public offering have been included as outstanding for all periods presented using the treasury stock method.